Exhibit 99.1

Physicians Realty Trust Announces Closing of $400 Million Unsecured Revolving Credit Facility

Company Release - 09/18/2014 16:15

MILWAUKEE—(BUSINESS WIRE)— Physicians Realty Trust (the “Company”) (NYSE:DOC), a self-managed healthcare real estate company, announced today that it has closed on a new unsecured revolving credit facility (the “Unsecured Revolving Credit Facility”) and paid off its secured revolving credit facility (the “Secured Revolving Credit Facility”). The Unsecured Revolving Credit Facility increases the Company’s borrowing capacity to $400 million from the $200 million allowed under the Secured Revolving Credit Facility. The Unsecured Revolving Credit Facility provides an accordion feature allowing for an additional $350 million of capacity, subject to customary terms and conditions, resulting in a maximum borrowing capacity of $750 million.

The Unsecured Revolving Credit Facility has a maturity date of September 18, 2018 and includes a one year extension option. Borrowings under the Unsecured Revolving Credit Facility bear interest on the outstanding principal amount at a rate equal to LIBOR plus 1.50% - 2.20%, an improvement from the Secured Revolving Credit Facility, which had a rate equal to LIBOR plus 2.65% — 3.40%. In addition, the Unsecured Revolving Credit Facility includes an unused fee equal to 0.15% or 0.25% per annum, which is determined by usage under such facility. In the event that the Company achieves at least one investment grade ratings from either S&P or Moody’s, the Company may elect to reduce the applicable percentage for borrowings.

“We believe the favorable pricing and increased size of this new facility underscore the bank market’s recognition of our growth trajectory, track record of performance, and disciplined approach to investments,” stated Jeff Theiler, CFO of Physicians Realty Trust. “The unsecured nature of the new credit facility should also allow for increased ease of execution as we continue to seek out high quality assets to enhance shareholder value.”

The Unsecured Revolving Credit Facility was arranged by KeyBanc Capital Markets Inc., Regions Capital Markets, and BMO Capital Markets as the Co-Book Runners. KeyBank National Association was the Administrative Agent. Regions Capital Markets and BMO Capital Markets were the Co-Syndication Agents. Other lenders included; Bank of America, N.A., Royal Bank of Canada, RBS Citizens, N.A., Morgan Stanley Bank, N.A., Raymond James Bank, Comerica Bank, Branch Banking & Trust Company, and Synovus Bank.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and elected to be taxed as a REIT for U.S. federal income tax purposes beginning with its short taxable year ended December 31, 2013. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,”

“approximately,” “intends,” “plans,” “estimates,” “anticipates” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Physicians Realty Trust
John T. Thomas, 214-549-6611
President and CEO
or
John W. Sweet, 414-978-6467
or
Investors:
The Ruth Group
David Burke, 646-536-7009
dburke@theruthgroup.com

Source: Physicians Realty Trust